UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	February 17, 2017

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.
On February 17, 2017, Teleflex Incorporated (the “Company”) completed its previously announced acquisition of Vascular Solutions, Inc. (“Vascular Solutions”).

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 1, 2016, by and among the Company, Vascular Solutions and Violet Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Vascular Solutions (the “Merger”), with Vascular Solutions surviving the Merger as a wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), (a) each share of common stock in Vascular Solutions, par value $0.01 per share (the “Shares”) (other than certain Shares as set forth in the Merger Agreement), was converted into the right to receive $56.00 per Share in cash, without interest (the “Merger Consideration”), subject to any applicable withholding tax, (b) each outstanding option or similar right to purchase Shares (other than pursuant to the employee stock purchase program of Vascular Solutions) issued pursuant to Vascular Solutions’ Stock Option and Stock Award Plan (the “Company Options”) was canceled and converted into the right to receive an amount in cash (subject to any applicable withholding taxes), without interest, equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price subject to such Company Option and (c) each Share awarded under, and then subject to forfeiture pursuant to, Vascular Solutions’ Stock Option and Stock Award Plan was canceled and converted into the right to receive the Merger Consideration, subject to any applicable withholding tax.

As previously disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 20, 2017, on January 20, 2017, the Company amended and restated its credit agreement, dated as of July 16, 2013, by entering into an Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and PNC Bank, National Association, as co-syndication agents, the guarantors party thereto, the lenders party thereto and each other party thereto, which Credit Agreement provides for a five-year revolving credit facility of $1,000,000,000 and a delayed draw term loan facility of $750,000,000 to finance the acquisition of Vascular Solutions. On February 17, 2017, the Company borrowed $750,000,000 under such delayed draw term loan facility and $285,000,000 under such revolving credit facility. The proceeds of such borrowings were used to pay the consideration owed in connection with the Merger along with related fees and expenses. On February 17, 2017, Vascular Solutions became a guarantor under the Credit Agreement and the Company and the Company’s domestic subsidiaries which are guarantors under the Credit Agreement, including Vascular Solutions, granted a lien to JPMorgan Chase Bank, N.A. on substantially all of their assets, subject to certain exceptions, to secure their obligations under the Credit Agreement and certain related obligations.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on December 2, 2016, and is incorporated by reference herein.

The description of the Credit Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which was filed as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on January 20, 2017, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 17, 2017, the Company borrowed under the Credit Agreement as described under Item 2.01 above. The description of the Credit Agreement set forth in Item 2.01 above is hereby incorporated by reference.

Item 8.01.     Other Events.

On February 17, 2017, the Company issued a press release announcing the completion of its acquisition of Vascular Solutions, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

The financial statements of Vascular Solutions are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)     Pro forma financial information.

The pro forma financial information with respect to the acquisition of Vascular Solutions is not included in this Current Report on Form 8-K. Such pro forma information will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)    Exhibits. The following exhibits are filed as part of this report:

99.1    Press Release, dated February 17, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	TELEFLEX INCORPORATED By: /s/ James J. Leyden Name: James J. Leyden Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 17, 2017